UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 30, 2011

Jingwei International Limited
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

333-122557	20-1970137
(Commission File Number)	(IRS Employer Identification No.)

Room 701-702, Building 14, Keji C. Rd., 2nd, Software Park
 Nanshan District,
Shenzhen, PRC 518057

(Address of principal executive offices and zip code)

+86-0755-83437888

(Registrant’s telephone number including area code)

(Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

Jingwei International Limited (the “Company”) held its annual meeting of stockholders (“Annual Meeting”) at 9:00 a.m. local time on July 1, 2011 at its executive offices in Shenzen, People’s Republic of China (9:00 p.m. Eastern Standard Time on June 30, 2011), to vote on the following matters:

1.  Election of Directors

All of the following five nominees were elected to the Company’s Board of Directors, in accordance with the voting results listed below, to serve for a term of one year, until the next Annual Meeting and until their successors have been duly elected and have qualified.

Nominee	For	Against	Withheld	Broker Non-Votes
George Du	13,423,206	0	14,718	4,620,170
Rick Luk	13,423,706	0	14,218	4,620,170
Corla Chen	13,423,706	0	14,218	4,620,170
Jason Chen	13,423,706	0	14,218	4,620,170
Lily Sun	13,423,706	0	14,218	4,620,170

2.           Ratification of the Company’s Independent Auditors

Stockholders ratified the appointment of Marcum Bernstein & Pinchuk LLP as the independent auditors of the Company for the fiscal year ended December 31, 2011, in accordance with the voting results listed below.

For	Against	Abstain	Broker Non-Votes
17,945,240	103,180	9,674	-

3.           Approval of Amendment to 2008 Omnibus Securities and Incentive Plan

Stockholders approved the amendment to the Company’s 2008 Omnibus Securities and Incentive Plan to increase the number of shares of the Company’s common stock reserved for issuance under the plan to 2,800,000 shares, in accordance with the voting results listed below.

For	Against	Abstain	Broker Non-Votes
13,314,860	82,064	41,000	4,620,170

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JINGWEI INTERNATIONAL LIMITED

Date: July 4 , 2011	By: /s/ George Du Name: George Du Title: Chairman and CEO